Exhibit 32.1

Certification Under
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K/A of Samsonite Corporation (the "Company") for the annual period ended January 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ MARCELLO BOTTOLI
Name:	Marcello Bottoli
Title:	Chief Executive Officer and President
Date:	May 31, 2007

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.